UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2005

CMKM DIAMONDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26919	90-0070390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 South Pecos Road, Suite 211 Las Vegas, Nevada	89121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 966-6328

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to Form 8-K is being filed to amend the Form 8-K filed on July 29, 2005 in order to attach a letter from Beckstead and Watts, LLP as an exhibit and to address certain disagreements between the Registrant and Beckstead and Watts, LLP.

Item 4.01 Changes in Registrant's Certifying Accountant

(a)        On July 22, 2005, the Registrant terminated the engagement of Beckstead and Watts, LLP (“Beckstead"), as the Registrant's independent accountants.

Beckstead did not perform an audit of the Registrant's financial statements nor perform any significant audit related functions from the time they were engaged (July 11, 2005) through the date of the termination of their engagement (July 22, 2005). However, Beckstead continued to charge the Registrant for services performed following their termination (from July 22, 2005 through July 29, 2005). Total fees billed for the 114 hours of services performed by Brad Beckstead, audit partner at Beckstead, over the 11 day period prior to their termination and the 7 day period following their termination was $51,300, which did not include $6,750 in legal fees incurred by Beckstead. The foregoing does not include a non-refundable due diligence fee of $25,000 previously paid to Beckstead before their engagement.

This is a change in accountants recommended by the Registrant's Executive Management and approved by the Registrant's Board of Directors. The Registrant is seeking a new independent accountant.

At the time Beckstead was dismissed by the Registrant; there were no disagreements between the Registrant and Beckstead on any matter of accounting principles or practices, or financial statement disclosure, or audit scope or procedure. However, the Registrant had received a draft letter from Beckstead outlining items having to do with Beckstead's ongoing audit procedures.

The Registrant attempted to meet with Beckstead to discuss its ongoing audit needs and the items mentioned in the draft letter, but Beckstead refused to meet with the Registrant. The Registrant's securities counsel issued a letter to Beckstead addressing all items raised by Beckstead's draft letter, a copy of which is attached hereto as Exhibit 99.1.

After business hours on July 28, 2005, Beckstead issued the Registrant a letter, attached hereto as Exhibit 99.2, outlining certain items Beckstead believed to be possible illegal acts. The items raised in this letter are essentially the same items raised in Beckstead's draft letter, which were fully addressed in the Exhibit 99.1 letter from Stoecklein Law Group.

Despite the contention of Beckstead, the firm never made an attempt to meet with management of the Registrant or Robert A. Maheu, acting as the Registrant's audit committee, to address the specific issues raised in either of its letters.

Beckstead refers to four possible items in need of addressing in this Current Report:

1.

The possible improper personal use of corporate assets by Mr. Urban Casavant, the Registrant's sole officer and co-chairman of the board. Beckstead, based upon information provided by the Registrant, questioned whether the expenditure of approximately $4 Million, designated as “promotion and advertising" expenses, to sponsor the CMKXtreme racing team “truly advanced the best interest of CMKM". In addition, Beckstead questions whether the expenditure was a related party transaction, because of Mr. Casavant's ownership position in CMKXtreme, Inc., that may not have been presented to or approved by the Board of Directors of CMKM.

In the Registrant's opinion, it was outside the scope of Beckstead's engagement, as the Registrant's independent public accountant, to determine what “truly advanced the best interest of CMKM", especially given Beckstead's lack of professional expertise in the promotion and advertising industry. Additionally, it is unclear to the Registrant what authority Beckstead has as an independent accountant to make judgments upon business decisions without jeopardizing its independence. Numerous private and public companies spend millions of dollars to sponsor racing and other professional sports teams. Further, at the time of the expenditures Mr. Casavant was acting in the capacity as the sole officer and director of the Registrant. It is unclear how Beckstead could question whether Mr. Casavant presented to the board or whether the board approved the expenditures, when Mr. Casavant was the sole acting board member.

2.	The possible loans to officers and directors of the Registrant in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

The Registrant filed a Form 15 on July 22, 2003, which the Registrant believed suspended its reporting obligations under the 34 Act. On February 17, 2005, the Registrant filed an amended Form 15, thereby reinstating its reporting obligations under the 34 Act. Assuming the Registrant's reporting status was suspended immediately upon filing the original Form 15 on July 22, 2003, loans made to officers and directors, if any, from July 22, 2003 through the reinstatement of the Registrant's reporting obligations under the 34 Act could not be in violation of the Sarbanes-Oxley Act of 2002, as the Registrant would not have been subject to the provisions of Sarbanes-Oxley. On several occasions, both before and after Beckstead's engagement, the Registrant discussed with Beckstead, and Beckstead was fully aware of the Registrant's willingness to address any possible reporting deficiencies and, the disclosure obligations related to those deficiencies, if any, that would be made once final determinations were made.

3.

The Registrant's books and records are in Beckstead's opinion, at this point and time, unauditable because they are incomplete, and the records that exist have been improperly maintained. The unavailability of corporate records appears to be a violation of the 1934 Act.

Since the Registrant's initial meetings with Beckstead in June prior to their engagement and throughout Beckstead's due diligence period, the Registrant was entirely upfront and honest in disclosing to Beckstead not all documents required to commence an audit were in the possession of current management and the Registrant was using its best efforts to obtain records from prior management. The Registrant's board of directors was forthcoming in stating it was currently unable to provide enough information to Beckstead for the purpose of performing general audit procedures. This information was fully disclosed to Beckstead prior to their choosing to accept an additional $75,000 and engage as the Registrant's auditor.

4.

The completion and possible failure to disclose related party transactions between; the Registrant and US Canadian Minerals, Inc., the Registrant and its officers and directors, including Urban Casavant, and potential stockholders of the Registrant.

The Registrant, as discussed above, believed it did not have to file periodic reports from July 22, 2003 through February 17, 2005, therefore Beckstead's point over the disclosure of related party transactions is unfounded. It has always been the Registrant's intentions to fully and completely disclose all related party and other relevant transactions as part of its audited financial statements when they are completed, as was discussed with Beckstead on several occasions. Further, Urban Casavant, as the acting sole officer and director of the Registrant, had full authority to enter into transactions on behalf of the Registrant.

Beckstead's letter further advised the Registrant that the actions it identified may have a material adverse impact on the Registrant's financial statements for at least the following reasons, although Beckstead was not able to quantify the amounts at the present time:

1.

The related party transactions may or may not be recoverable assets on CMKM's balance sheet and, to the extent they are not recoverable, the reserve for recoverability will impact CMKM's statement of operations and other financial statements;

2.

The apparent loans to officers and directors may or may not be recoverable assets on CMKM's balance sheet and, to the extent they are not recoverable, the reserve for recoverability will impact CMKM's statement of operations and other financial statements;

3.	We do not have sufficient information to determine whether the apparent improper use of corporate assets should be classified as an expense or an asset;

4.

The apparent violations of the securities laws described above may result in SEC enforcement action against CMKM which could result in a significant expenditure of corporate assets in defense, and may result in fines, penalties, and damages;

5.	The apparent violations may result in civil litigation or criminal enforcement, which may also result in fines, penalties, and damages.

Item 9.01 Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
99.1	Letter from Stoecklein Law Group to Beckstead and Watts, LLP dated July 28, 2005.
99.2	Letter from Beckstead and Watts, LLP dated July 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMKM DIAMONDS, INC.

By:	/s/ Urban Casavant
Urban Casavant,	President and Chief Executive Officer

Date: August 1, 2005